Exhibit (a)(19)

                 CERTIFICATE OF OWNERSHIP AND MERGER
                                  OF
                         NW ACQUISITION CORP.
                                 AND
                        NEW WEST EYEWORKS, INC.



     Pursuant to the provisions of the General Corporation Law of the State of Delaware, the undersigned corporation hereby certifies as follows:

          1. The constituent business corporations participating in the merger herein certified (the "Merger") are:

               (i) NW Acquisition Corp., the parent corporation, which is incorporated under the laws of the State of Delaware; and

               (ii) New West Eyeworks, Inc., (the "Company"), which is incorporated under the laws of the State of Delaware.

          2. NW Acquisition Corp. owns more than 90% of the outstanding shares of the common stock of the Company, which is the only class of stock of the Company.

          3. The following are the resolutions adopted on the 13th day of July, 1998, by the Board of Directors of NW Acquisition Corp. approving the Merger:

          BE IT RESOLVED, that NW Acquisition Corp. shall be merged with and into the Company at the effective time of the Merger.

          FURTHER RESOLVED, that the terms and conditions of the proposed merger are as follows:

          Following the Merger, the Company shall continue as the surviving corporation and shall succeed to and assume all the rights and obligations of NW Acquisition Corp. in accordance with the General Corporation Law of the State of Delaware, and the separate corporate existence of NW Acquisition Corp. shall cease.

          Each share of common stock, par value $0.01 per share of NW Acquisition Corp. issued and outstanding immediately prior to the effective time of the merger shall be converted into one issued and outstanding share of common stock, par value $0.01 per share of the Company, and from and after the effective time of the Merger, the holders of all of said issued and outstanding shares of common stock of NW Acquisition Corp. shall automatically be and become holders of shares of the Company upon the basis above specified.
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          At the Effective Time of the Merger, James W. Krause, Barry
J. Feld, Mitchell Goodman and Angus C. Morrison shall become the directors and officers of the Company until their successors are duly elected and qualified.

          Each share of common stock issued and outstanding immediately prior to the effective time of the Merger that is not owned by NW Acquisition Corp. shall be converted into the right to receive from the Company the amounts paid by NW Acquisition Corp. for shares in the Company pursuant to a tender offer (the "Merger Consideration"). As of the effective time of the Merger, all such shares of common stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of common stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

          Notwithstanding anything herein to the contrary, any issued and outstanding shares of common stock with respect to which appraisal rights have been demanded pursuant to Delaware law shall become the right to receive such consideration as may be determined to be due with respect to such shares pursuant to the laws of the State of Delaware; provided, however, that if such demand for appraisal rights has been withdrawn or lost, such shares shall be deemed to be converted as of the effective time of the Merger into the right to receive the Merger Consideration.

          The name of the surviving corporation in the Merger is New West Eyeworks, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of the Merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

          4. The Certificate of Incorporation of the Company shall be the certificate attached hereto as Exhibit A, which the Company files herewith.

          5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows: 2104 West Southern Avenue Tempe, Arizona 85282.

          6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

          7.   The Merger has been approved by National Vision
Associates, Ltd., which is the sole stockholder of NW Acquisition
Corp. and which consented to the Merger in writing and waived a stockholders' meeting.

          8. The Merger shall become effective at the time and date of filing of this Certificate of Ownership and Merger in the Department of State of the State of Delaware.


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Dated:  October 23, 1998.



                                       NEW WEST EYEWORKS, INC.


                                       By:   /s/ Barry J. Feld
                                             Barry J. Feld, President

                               EXHIBIT A

                         AMENDED AND RESTATED
                     CERTIFICATE OF INCORPORATION

                                  OF

                        NEW WEST EYEWORKS, INC.


                                 FIRST

     The name of the Corporation is:

                        New West Eyeworks, Inc.

                                SECOND

     The Corporation is organized pursuant to the General Corporation Law of Delaware.

                                 THIRD

     The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, and the Corporation shall have all powers necessary to engage in such acts or activities, including, but not limited to, the powers enumerated in the General Corporation Law of Delaware or any amendment thereto.

                                FOURTH

     The total number of shares of stock which the Corporation shall have authority to issue is 100,000 shares. The par value of such shares is $0.01. All such shares are of one class and are shares of Common Stock.

                                 FIFTH

          The address, including street, number, city and county of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, 19805. The initial registered agent of the Corporation at that address shall be Corporation Service Company.

                                 SIXTH

     The business and affairs of the Corporation shall be managed by the Board of Directors, and the directors need not be selected by ballot unless required by the By-Laws of the Corporation.

                                SEVENTH

          In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, make, alter or repeal the By-Laws of the Corporation.

                                EIGHTH

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                 NINTH

          The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of Delaware, as amended or supplemented from time to time.

                                 TENTH

          The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of Delaware, as amended or supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

          Notwithstanding the foregoing, with respect to matters occurring prior to the effective time of the merger of NW Acquisition Corp. with and into New West Eyeworks, Inc., the former directors, officers, employees and agents of New West Eyeworks, Inc. shall have all of the rights set forth in Article VIII of the Restated Certificate of Incorporation of New West Eyeworks, Inc. as in effect immediately prior to the effective time of the merger. For purposes of the preceding sentence, Article VIII of such Restated Certificate of Incorporation of New West Eyeworks, Inc. is incorporated herein by reference.

                               ELEVENTH

          The Corporation is to have perpetual existence.


                                TWELFTH

          Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between

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this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.





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